EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
EZCORP, Inc.
Austin, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 10, 2007, relating to the consolidated financial statements, the effectiveness of EZCORP, Inc.’s internal control over financial reporting, and schedule of EZCORP, Inc., which are incorporated by reference in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas
September 26, 2008